Contact Information: Investor Relations 941-556-2601 investor-relations@ropertech.com	Roper Technologies, Inc.

Roper Technologies Announces Record Third Quarter Results

Sarasota, Florida, October 24, 2019 ... Roper Technologies, Inc. (NYSE: ROP), a leading diversified technology company, reported financial results for the third quarter ended September 30, 2019.

Third quarter GAAP and adjusted revenue increased 3% to $1.35 billion and $1.36 billion, respectively. GAAP and adjusted gross margin expanded 80 basis points to 64.5% and 64.6%, respectively. GAAP net earnings increased 12% to $278 million and adjusted net earnings increased 7% to $346 million.

GAAP diluted earnings per share (“DEPS”) was $2.64, an 11% increase, while adjusted DEPS was $3.29, a 6% increase. Operating cash flow was $404 million and free cash flow was $387 million, representing 29% of adjusted revenue. EBITDA increased 5% to $498 million and EBITDA margin expanded 90 basis points to 36.7%.

"Our diversified portfolio of asset-light businesses delivered another excellent financial quarter," said Neil Hunn, Roper's President and CEO. “In particular, we were highly encouraged by the expansion in our gross and EBITDA margins and how our business leaders nimbly executed in the current environment.”

"Also, during the quarter, we deployed $1.8 billion and continued to enhance our portfolio with the acquisitions of two high quality, niche software businesses -- iPipeline and ComputerEase," continued Mr. Hunn. "Additionally, we announced an agreement to divest our Gatan business to AMETEK and expect the transaction to close at the end of this month."

Updating 2019 Guidance

The Company now expects full year adjusted DEPS of $12.98 - $13.02, compared to previous guidance of $12.94 - $13.06.

For the fourth quarter of 2019, the Company expects adjusted DEPS of $3.32 - $3.36.

The Company’s guidance assumes the pending Gatan divestiture will close at the end of October and excludes the impact of unannounced future acquisitions or divestitures.

Use of Non-GAAP Financial Information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Conference Call to be Held at 8:00 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:00 AM ET on Thursday, October 24, 2019. The call can be accessed via webcast or by dialing +1 800-263-0877 (US/Canada) or +1 646-828-8143, using confirmation code 8317280. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by using the following registration URL https://event.replay with access code 8317280.

Table 1: Adjusted Revenue, Gross Profit and EBITDA Reconciliation ($M)

	Q3 2018	Q3 2019		V %
Adjusted Revenue Reconciliation
GAAP Revenue	$1,319	$1,354		3%
Purchase accounting adjustment to acquired deferred revenue	2	3	A
Adjusted Revenue	$1,321	$1,358		3%

Components of Adjusted Revenue Growth
Organic				2%
Acquisitions/Divestitures				2%
Foreign Exchange				(1)%
Total Adjusted Revenue Growth				3%

Adjusted Gross Profit Reconciliation
GAAP Gross Profit	$840	$874
Purchase accounting adjustment to acquired deferred revenue	2	3	A
Adjusted Gross Profit	$842	$877		4%

GAAP Gross Margin	63.7%	64.5%		+80 bps
Adjusted Gross Margin	63.8%	64.6%		+80 bps

Adjusted EBITDA Reconciliation
GAAP Net Earnings	$248	$278
Taxes	64	60
Interest Expense	48	49
Depreciation	12	12
Amortization	83	94
EBITDA	455	493		8%

Purchase accounting adjustment to acquired deferred revenue	2	3	A
Transaction-related expenses for completed acquisitions and announced divestiture B	—	2
Debt extinguishment charge	16	—
Adjusted EBITDA	$473	$498		5%
% of Adjusted Revenue	35.8%	36.7%		+90 bps

Table 2: Adjusted Net Earnings Reconciliation ($M) C

	Q3 2018	Q3 2019		V %
GAAP Net Earnings	$248	$278		12%
Purchase accounting adjustment to acquired deferred revenue	2	2	A
Amortization of acquisition-related intangible assets D	65	73
Transaction-related expenses for completed acquisitions and announced divestiture B	—	2
Debt extinguishment charge	13	—
Adjustment to income tax expense related to the gain on sale of Scientific Imaging businesses E	—	1
Adjustment to previously recognized deferred tax expense related to new deal structure for divestiture of Gatan F	—	(10)
Measurement period adjustment to 2017 provisional income tax amounts resulting from the Tax Cuts and Jobs Act	(3)	—
Adjusted Net Earnings	$323	$346		7%

Table 3: Adjusted DEPS Reconciliation C

	Q3 2018	Q3 2019		V %
GAAP DEPS	$2.37	$2.64		11%
Purchase accounting adjustment to acquired deferred revenue	0.02	0.02	A
Amortization of acquisition-related intangible assets D	0.62	0.70
Transaction-related expenses for completed acquisitions and announced divestiture B	—	0.02
Debt extinguishment charge	0.12	—
Adjustment to income tax expense related to the gain on sale of Scientific Imaging businesses E	—	0.01
Adjustment to previously recognized deferred tax expense related to new deal structure for divestiture of Gatan F	—	(0.10)
Measurement period adjustment to 2017 provisional income tax amounts resulting from the Tax Cuts and Jobs Act	(0.03)	—
Rounding	(0.01)	—
Adjusted DEPS	$3.09	$3.29		6%

Table 4: Cash Flow Reconciliation ($M)

	Q3 2018	Q3 2019	V %
Operating Cash Flow	$418	$404	(3)%
Capital Expenditures	(11)	(14)
Capitalized Software Expenditures	(3)	(3)
Adjusted Free Cash Flow	$404	$387	(4)%

Table 5: Forecasted Adjusted DEPS Reconciliation C

	Q4 2019		FY 2019
	Low End	High End	Low End	High End
GAAP DEPS	$2.51	$2.55	$11.05	$11.09
Purchase accounting adjustment to acquired deferred revenue G	0.04	0.04	0.08	0.08
Amortization of acquisition-related intangible assets D	0.77	0.77	2.74	2.74
Transaction-related expenses for completed acquisitions and announced divestiture B	—	—	0.04	0.04
Gain on sale of Scientific Imaging businesses H	—	—	(0.83)	(0.83)
Adjustment to previously recognized deferred tax expense related to new deal structure for divestiture of Gatan F	—	—	(0.10)	(0.10)
Adjusted DEPS	$3.32	$3.36	$12.98	$13.02

A. Q3'19 acquisition-related fair value adjustment to deferred revenue related to the acquisitions of Foundry and iPipeline ($3M pretax, $2M after-tax).

B.	Transaction-related expenses for completed acquisitions and announced divestiture ($2M pretax, $2M after-tax for Q3'19; $6M pretax, $5M after-tax for FY'19).

C.	All 2018 and 2019 adjustments taxed at 21%, except for the gain on sale of the Scientific Imaging businesses which was taxed at 27%.

D.
Actual results and forecast of estimated amortization of acquisition-related intangible assets ($M, except per share data); for comparison purposes, prior period amounts are also shown below. Tax rate of 21% applied to amortization.

	Q3 2018A	Q3 2019A	Q4 2019E	FY 2019E
Pretax	$82	$93	$103	$364
After-tax	$65	$73	$81	$288
Per share	$0.62	$0.70	$0.77	$2.74

E.	Adjustment to income tax expense related to sale of Scientific Imaging businesses ($1M).

F.	Adjustment to previously recognized deferred tax expense related to new deal structure for divestiture of Gatan ($10M).

G.	Forecasted acquisition-related fair value adjustments to acquired deferred revenue of Foundry and iPipeline as shown below ($M, except per share data).

	Q4 19E	FY 19E
Pretax	$5	$11
After-tax	$4	$9
Per share	$0.04	$0.08

H.	Gain on sale of Scientific Imaging businesses ($120M pretax, $87M after-tax).

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper operates businesses that design and develop software (both license and software-as-a-service) and engineered products and solutions for a variety of niche end markets. Additional information about Roper is available on the Company’s website at www.ropertech.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, the newly acquired businesses. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

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Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	September 30, 2019	December 31, 2018
ASSETS:

Cash and cash equivalents	$323.0	$364.4
Accounts receivable, net	697.6	700.8
Inventories, net	205.0	190.8
Income taxes receivable	34.9	21.7
Unbilled receivables	197.8	169.4
Other current assets	101.5	80.0
Current assets held for sale	59.6	83.6
Total current assets	1,619.4	1,610.7

Property, plant and equipment, net	142.6	128.7
Goodwill	10,746.7	9,346.8
Other intangible assets, net	4,730.8	3,842.1
Deferred taxes	91.1	52.2
Other assets	393.8	101.1
Assets held for sale	94.7	167.9

Total assets	$17,819.1	$15,249.5

LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable	$156.8	$165.3
Accrued compensation	204.3	248.3
Deferred revenue	745.7	677.9
Other accrued liabilities	324.3	258.0
Income taxes payable	35.4	58.3
Current portion of long-term debt, net	2.9	1.5
Current liabilities held for sale	31.5	38.9
Total current liabilities	1,500.9	1,448.2

Long-term debt, net of current portion	6,195.1	4,940.2
Deferred taxes	1,099.7	931.1
Other liabilities	437.7	191.5
Liabilities held for sale	14.4	—
Total liabilities	9,247.8	7,511.0

Common stock	1.1	1.1
Additional paid-in capital	1,873.3	1,751.5
Retained earnings	7,000.3	6,247.7
Accumulated other comprehensive loss	(285.1)	(243.3)
Treasury stock	(18.3)	(18.5)
Total stockholders' equity	8,571.3	7,738.5

Total liabilities and stockholders' equity	$17,819.1	$15,249.5

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net revenues	$1,354.5	$1,318.7	$3,972.0	$3,814.9
Cost of sales	480.9	478.7	1,437.8	1,408.5
Gross profit	873.6	840.0	2,534.2	2,406.4

Selling, general and administrative expenses	488.4	462.5	1,434.2	1,374.4
Income from operations	385.2	377.5	1,100.0	1,032.0

Interest expense, net	48.8	48.4	137.6	134.8
Loss on debt extinguishment	—	15.9	—	15.9
Other income (expense), net	1.5	(1.6)	(2.6)	(1.0)
Gain on disposal of business	—	—	119.6	—

Earnings before income taxes	337.9	311.6	1,079.4	880.3

Income taxes	60.4	64.0	182.6	193.0

Net earnings	$277.5	$247.6	$896.8	$687.3

Net earnings per share:
Basic	$2.67	$2.39	$8.64	$6.66
Diluted	$2.64	$2.37	$8.54	$6.58

Weighted average common shares outstanding:
Basic	104.0	103.4	103.8	103.2
Diluted	105.2	104.6	105.0	104.4

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in millions; percentages of net revenues)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019		2018		2019		2018
	Amount	%	Amount	%	Amount	%	Amount	%
Net revenues:
Application Software	$405.4		$378.3		$1,177.2		$1,060.4
Network Software & Systems	391.2		341.9		1,103.7		989.7
Measurement & Analytical Solutions	398.3		429.6		1,208.5		1,259.4
Process Technologies	159.6		168.9		482.6		505.4
Total	$1,354.5		$1,318.7		$3,972.0		$3,814.9

Gross profit:
Application Software	$275.4	67.9%	$255.7	67.6%	$791.5	67.2%	$712.5	67.2%
Network Software & Systems	271.9	69.5%	236.7	69.2%	763.6	69.2%	674.8	68.2%
Measurement & Analytical Solutions	234.7	58.9%	253.2	58.9%	706.1	58.4%	737.1	58.5%
Process Technologies	91.6	57.4%	94.4	55.9%	273.0	56.6%	282.0	55.8%
Total	$873.6	64.5%	$840.0	63.7%	$2,534.2	63.8%	$2,406.4	63.1%

Operating profit*:
Application Software	$110.1	27.2%	$97.7	25.8%	$299.9	25.5%	$265.6	25.0%
Network Software & Systems	137.5	35.1%	128.1	37.5%	392.0	35.5%	349.7	35.3%
Measurement & Analytical Solutions	127.0	31.9%	136.1	31.7%	375.4	31.1%	379.8	30.2%
Process Technologies	55.5	34.8%	57.0	33.7%	162.8	33.7%	164.9	32.6%
Total	$430.1	31.8%	$418.9	31.8%	$1,230.1	31.0%	$1,160.0	30.4%

*Segment operating profit is before unallocated corporate general and administrative expenses; these expenses were $44.9 and $41.4 for the three months ended September 30, 2019 and 2018, respectively, and $130.1 and $128.0 for the nine months ended September 30, 2019 and 2018, respectively.

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)

	Nine months ended September 30,
	2019	2018
Cash flows from operating activities:
Net earnings	$896.8	$687.3
Adjustments to reconcile net earnings to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	35.9	37.3
Amortization of intangible assets	263.2	235.6
Amortization of deferred financing costs	5.2	4.6
Non-cash stock compensation	80.4	81.1
Loss on debt extinguishment	—	15.9
Gain on disposal of businesses, net of associated income tax	(87.4)	—
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	52.1	(30.1)
Unbilled receivables	(26.6)	(20.1)
Inventories	(25.2)	(30.4)
Accounts payable and accrued liabilities	(59.2)	17.6
Deferred revenue	26.5	32.4
Income taxes, excluding tax associated with gain on disposal of businesses	(104.6)	(59.3)
Cash tax paid for gain on disposal of businesses	(39.4)	—
Other, net	(22.1)	(5.9)
Cash provided by operating activities	995.6	966.0

Cash flows used in investing activities:
Acquisitions of businesses, net of cash acquired	(2,351.9)	(1,188.3)
Capital expenditures	(42.2)	(34.2)
Capitalized software expenditures	(7.7)	(7.2)
Proceeds from disposal of business	220.5	—
Other, net	(2.5)	(0.7)
Cash used in investing activities	(2,183.8)	(1,230.4)

Cash flows from (used in) financing activities:
Proceeds from senior notes	1,200.0	1,500.0
Payment of senior notes	—	(500.0)
Borrowings (payments) under revolving line of credit, net	60.0	(930.0)
Debt issuance costs	(12.0)	(12.8)
Redemption premium for debt extinguishment	—	(15.5)
Cash dividends to stockholders	(143.5)	(126.7)
Proceeds from stock-based compensation, net	38.8	46.6
Treasury stock sales	5.2	4.1
Other	3.6	(6.5)
Cash provided by (used in) financing activities	1,152.1	(40.8)

Effect of foreign currency exchange rate changes on cash	(5.3)	(2.7)

Net decrease in cash and cash equivalents	(41.4)	(307.9)

Cash and cash equivalents, beginning of period	364.4	671.3

Cash and cash equivalents, end of period	$323.0	$363.4